Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-138903) on Form S-8, pertaining to the 2001 Stock Option Plan of CVD Equipment Corporation of our report dated March 31, 2010 relating to our audit of the consolidated financial statements which, appear in the Annual Report on Form 10-K of CVD Equipment Corporation for the year ended December 31, 2009.

/s/ MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

Cranford, New Jersey
March 31, 2010